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                                                                    EXHIBIT 10.1


                               SUBLEASE AGREEMENT


         THIS SUBLEASE AGREEMENT is entered into as of the 11th day of July, 2001, by Columbine West LLC ("Landlord") and eStarcom, Inc. ("Tenant/Sublessor") and Heritage Bank, a Colorado corporation ("Sublessee") upon the express following conditions:

                                    RECITALS:

         A. On or about March 31, 2000, Landlord entered into a written lease agreement ("the Lease") with Tenant with respect to certain space at 400 South McCaslin Boulevard, Suite 211, Louisville, Colorado, comprised of approximately 5,045 square feet of space ("Premises").

         B. Tenant desires to sublease to Heritage Bank. a Colorado corporation ("Sublessee") a portion of the Premises comprised of approximately 3,579 square feet of space known as Suite #211 and delineated on Exhibit A attached hereto, made a part hereof, and incorporated herein by reference (the "Sublet Premises").

         C. The consent of Landlord is required to permit such subletting.

         NOW, THEREFORE, for good and valuable consideration, Sublessor and Sublessee agree as follows:

         1. For value received, Sublessor, subject to the consent of Landlord and the terms of Landlord's Consent attached hereto, hereby sublets the Sublet Premises to Sublessee for a term commencing on August 1, 2001 (the "Occupancy Date"), and terminating on April 30, 2003. Such subleasing shall be on the following terms and conditions:

         A. The base rental to be paid by Sublessee shall be six thousand four hundred and ten and no/100ths Dollars ($6,410.00) per month and increases in operating expenses over the year 2001, payable to Sublessor at Aweida Ventures Management, 890 Cherry St., #220, Louisville, CO 80027. If Sublessee obtains occupancy of the Sublet Premises prior to the first day of any month, the rent due for that month shall be prorated based upon the number of days Sublessee occupied the Sublet Premises and shall be payable in advance. All other rent shall be payable on the first day of each month without notice commencing August 1, 2001, and on the first day of each month thereafter for the balance of the term of the Sublease.

         B. Sublessee accepts the Sublet Premises in its present "as is" condition. All alterations and improvements to the Sublet Premises shall be subject to Landlord's prior written consent pursuant to the terms and provisions of the Lease and shall be at Sublessee's sole cost and expense. Subject to paragraph D and Exhibit B, all changes and alterations to designation signs for the Sublet Premises and in the Building directory located in the lobby of the Building, any changes in locks required, and any changes required in the HVAC systems as a result of


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Sublessee's use of the Sublet Premises shall likewise be subject to Landlord's prior written consent and at Sublessee's sole cost and expense.

         C. Sublessee agrees to deposit with Sublessor the sum of zero Dollars ($0) (the "Security Deposit"), which amount Sublessor agrees to hold in accordance with the provisions of the Lease.

         D. Sublessor shall contribute up to $5,908.09 for tenant improvements and Sublessee shall contribute $5,908.08 as described in Exhibit B.

         2. Sublessee hereby acknowledges receipt of copies of the lease documents described in Recitals A and B above, and in consideration of the sublease Agreement, Sublessee hereby assumes and agrees to make all, payments, perform and be bound by all Sublessor's covenants contained in the Lease, except those expressly excluded by this Sublease, as if Sublessee were the tenant thereunder with respect to the Sublet Premises.

         3. With the submittal of this Sublease to Sublessor, Sublessee shall provide to Sublessor copies of policies evidencing insurance coverage as required to be carried by Tenant in compliance with the provisions of the Lease.

         4. Sublessee shall not assign this Sublease Agreement or further sublet the Sublet Premises, in whole or in part. Any assignment or sublease in violation of this provision shall be null and void.

         5. The Sublease constitutes the entire agreement between Sublessor and Sublessee, and there are no other oral or written agreements between the two parties with respect to the Sublet Premises. The parties hereto acknowledge that further modification or amendment of the Sublease requires the prior written consent of Landlord.

         6. Tine is of the essence herein.

         IN WITNESS WHEREOF, the parties hereto have executed this Sublease Agreement the day and year first above written.


Heritage Bank, a Colorado corporation          eStarcom, Inc.



By:      /s/ Alice M. Bier                     By:
         -------------------------------              --------------------------
Title:   Chief Operating Officer               Title:
         -------------------------------              --------------------------
                 "Sublessee"                                 "Sublessor"


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                               CONSENT TO SUBLEASE


         THIS CONSENT TO SUBLEASE is entered into as of the 11th day of July, 2001, by Columbine West LLC ("Landlord") and eStarcom, Inc. ("Tenant/Sublessor") and Heritage Bank, a Colorado corporation ("Sublessee") upon the express following conditions:

         A. On or about March 31, 2000, Landlord entered into a written lease agreement ("the Lease") with Tenant with respect to certain space at 400 South McCaslin Boulevard, Suite 211, Louisville, Colorado, comprised of approximately 5,045 square feet of space ("Premises").

         B. Tenant desires to sublease to Heritage Bank. a Colorado corporation ("Sublessee") a portion of the Premises comprised of approximately 3,579 square feet of space known as Suite 211 (the "Sublet Premises"), as more fully described on Sublease Agreement dated on or about August 1, 2001, a copy of which is attached hereto, made a part hereof, and incorporated herein by reference.

         C. The consent of Landlord is required to permit such subletting.

         NOW, THEREFORE, for the good and valuable consideration, Landlord does hereby consent to such subletting by Tenant and Sublessee pursuant to the terms and. provisions of the Sublease on the following conditions:

         1. Sublessor shall continue to remain primarily liable for the payment of all amounts of rental and other sums and the performance of all covenants required of Sublessor under the Lease and in accordance with the terms thereof.

         2. No further subletting or assignment of all or any portion of the Sublet Premises or the Premises covered by the Sublease or the Lease shall be made without the prior written consent of Landlord as provided! in the Lease.

         3. In the event of any default under the terms and provisions of the Lease, Landlord shall have the right to collect the rental attributable to the Sublet Premises directly from Sublessee with waiving any of Landlord's rights against Sublessor as a result of such default. The termination or mutual cancellation of the Lease shall not work a merger, and such termination or mutual cancellation shall, at the option of the Landlord, operate as an assignment to Landlord of the Sublease.

         4. The Sublease constitutes the entire agreement between Sublessor and Sublessee, and there are no other oral or written agreements between the two parties with respect to the Sublet Premises. There shall be no modification or amendment of the Sublease without the prior written consent of the Landlord.

         5. If Sublessee is a corporation, at the time of submission of the Sublease to Landlord, Sublessor or Sublessee shall provide to Landlord a certificate from the office of




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Secretary of State which reflects that Sublessee is a corporation in good standing and is authorized to operate and do business as a corporation on the State of Colorado.

         6. At the time of submission of the Sublease to Landlord, Sublessor shall pay to Landlord one thousand Dollars ($1,000.00) to cover costs and expenses of preparation of and review and approval by Landlord of the documentation related to the Sublease.

         7. At the request of Landlord, Sublessor shall provide to Landlord copies of policies evidencing insurance coverage by Sublessee as required to be carried by Tenant in compliance with the provisions of the Lease.

         8. Sublessor and Sublessee agree to indemnify and save Landlord and Landlord's agents harmless from any claim, demand, damage, liability, cost or expanse (including, without limitation, attorneys' fees) in connection with the Sublease as a result of any claim for brokerage or other commissions made by any broker, finder, or agent, whether or not meritorious, by employment by Sublessor or Sublessee or by reason of claim made through or under Sublessor or Sublessee.

         9. The Lease is an agreement solely between Landlord and Sublessor, and any and all rights and remedies of Sublessee, if any, shall be solely against Sublessor. This consent to Sublease or the Sublease shall not be construed as giving Sublessee any rights under the Lease except those expressly granted by the Sublease to with Landlord has consented during the term of the Lease and nothing contained in the Sublease shall serve to enlarge any of the Landlord's obligations under the Lease.

         10. In the event of any conflict between the terms and provisions of the Lease and the Sublease, the terms and provisions of the Lease shall control.

         IN WITNESS WHEREOF, this Consent to Sublease is executed as of the day and year first above written.

ESTARCOM, INC.                            COLUMBINE WEST LLC

By:                                       By:
       -------------------------------          --------------------------------
Title:                                    Title:
       -------------------------------          --------------------------------
            "Tenant/Sublessor"                             "Landlord"


HERITAGE BANK

By:    /s/ Alice M. Bier
       -------------------------------
Title: Chief Operating Officer
       ------------------------------
               "Sublessee"


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